                                                                    Exhibit 99.1


                      Statement of Chief Executive Officer

         Pursuant to Section 1350 of Title 18 of the United States Code


     Pursuant to Section 1350 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,the undersigned, Javad
K. Hassan, the Chairman and Chief Executive Officer of AM Communications, Inc. (the "Company"), hereby certifies that, to the best of my knowledge:

     The Company's Form 10-QSB Quarterly Report for the period ended June 29, 2002 (the "Report") fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  August 19, 2002                   /s/ Javad K. Hassan
                                          ------------------------------------
                                          Javad K. Hassan,
                                          Chairman and Chief Executive Officer